Exhibit 5



                                  July 23, 2001



Security Capital Group Incorporated
125 Lincoln Avenue
Santa Fe, New Mexico   87501

         Re:   Registration Statement on Form S-8 1996 Outside Directors Plan

Ladies and Gentlemen:

         We have acted as counsel to Security Capital Group Incorporated, a Maryland corporation ("Security Capital" or the "Company"), in connection with the proceedings (the "Company Proceedings") taken and to be taken relating to the registration by Security Capital of an aggregate of an additional 400,000 of its shares of Class B Common Stock, par value $.01 per share (the "Class B Shares"), with the Securities and Exchange Commission (the "SEC") in connection with the Company's 1996 Outside Directors Plan (the "Plan"). We have also participated in the preparation and filing with the SEC under the Securities Act of 1933, as amended, of a registration statement on Form S-8 (the "Registration Statement") relating to the Class B Shares.

         As counsel to Security Capital, we have examined originals or copies certified to our satisfaction of the Company's Articles of Amendment and Restatement and Amended and Restated Bylaws, as each have been amended to date, resolution of the Board of Directors and such other Company records, instruments, certificates and documents and such questions of law as we considered necessary or appropriate to enable us to express this opinion.
As to certain facts material to our opinion, we have relied, to the extent we deem such reliance proper, upon certificates of public officials and officers of Security Capital. In rendering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of photostatic copies.

         Based upon and subject to the foregoing and to the assumptions, limitations and conditions set forth herein, we are of the opinion that, upon completion of the Company Proceedings, the Class B Shares will have been validly issued and delivered in accordance with the Company Proceedings and the Plan, the Class B Shares will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                            Very truly yours,

                                           /s/ Mayer, Brown & Platt

                                            MAYER, BROWN & PLATT